EXHIBIT A
                                                                    ---------

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                         At December 31, 1997
                                                         --------------------

CURRENT ASSETS
  Cash                                                         $238,140
  Accounts Receivable                                               945
                                                               --------

  Total Current Assets                                          239,085

PROPERTY & EQUIPMENT                                             28,812
                                                               --------

  TOTAL ASSETS                                                 $267,897
                                                               ========


EQUITY
  Contributed Capital - Hub Services, Inc.                      136,334
  Contributed Capital - Leidy Hub, Inc.                         131,563
                                                               --------

  TOTAL EQUITY                                                 $267,897
                                                               ========